UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 7, 2007

SOURCE PETROLEUM INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-51241
(Commission File Number)

98-0443283
(IRS Employer Identification No.)

Suite 620, 304 - 8th Avenue, S.W., Calgary, Alberta T2P 1C1 Canada
(Address of principal executive offices and Zip Code)

403.444.2893 x 223
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Definitive Agreement

On September 7, 2007, we entered into a purchase and sale agreement with Arch Energy Inc. and our wholly-owned subsidiary, 1245147 Alberta Ltd. Pursuant to the terms of the agreement, Arch Energy Inc. agreed to acquire the following assets:

  all of petroleum and natural gas rights in certain farmout lands in the Working Area and the Harmon Valley Area in Alberta, Canada, of which 1245147 Alberta Ltd. is an owner;

  60% of petroleum and natural gas rights in certain farmout lands in Saskatchewan, Canada, of which we are an owner;

  all tangible depreciable property and assets on above lands and miscellaneous interests pertaining to the lands and the tangible property and assets on the lands.

In consideration for the assets of our company and 1245147 Alberta Ltd., Arch Energy Inc. agreed to pay us a purchase price equal to CDN$21,000,000, less any assumed liabilities of our company and 1245147 Alberta Ltd. relating to above assets, payable via the issuance of the common shares of Arch Energy Inc. at a deemed price per the common share equal to the lesser of $2.00 and the price at which the common shares are issued pursuant to the subsequent financing of Arch Energy Inc. for at least CDN$1,000,000.

Furthermore, Arch Energy Inc. agreed to issue us 2,000,000 Series A Performance Warrants, each of which will be exchangeable for no additional consideration into one common share of Arch Energy Inc. for three years from the date of closing upon the issuance of a report for the Harmon Valley Property reporting the existence of at least 30 million barrels of “3P” (i.e. proven plus probable plus possible) gross oil reserves. Also Arch Energy Inc. agreed to issue us 1,000,000 Series B Performance Warrants, each of which will be exchangeable for no additional consideration into one common share of Arch Energy Inc. for three years from the date of closing upon the issuance of a report for the Harmon Valley Property reporting the existence of at least 50 million barrels of “3P” (i.e. proven plus probable plus possible) gross oil reserves.

We agreed to distribute common shares and warrants of Arch Energy Inc. which we would acquire under the agreement to our shareholders as dividends on a pro rata basis at the closing of the transactions contemplated under the agreement or the time when those securities are registered for distribution in the United States, whichever is later.

Before the closing of the transactions contemplated under the agreement, we need to obtain the shareholder approval of this agreement. Also, if the agreement is terminated, we may have to pay a termination fee in the amount of CDN$100,000 in certain circumstances.

Item 9.01 Financial Statements and Exhibits.

10.1	Purchase and Sale Agreement dated September 7, 2007 between Arch Energy Inc. and our company and 1245147 Alberta Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOURCE PETROLEUM INC.

By: /s/ Hussein Charanek

Hussein Charanek
Chief Executive Officer and Director

Date: September 17, 2007